UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2011

Global Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49679	93-1221399
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2375 E. Tropicana Avenue, Suite 8-259, Las Vegas, NV 89119
(Address of Principal Executive Office) (Zip Code)

(702) 516-9684
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTS AND FINANCIAL STATEMENTS

Item 4.02.  Non-Reliance on Previously Issued Financial Statements.

As previously reported by the Company in its Form 10-Q, filed on August 22, 2011, in May of 2011, the Company had received a comment letter from the Securities and Exchange Commission (the “SEC”) relating to the Company’s financial report on Form 10-K for the year ended December 31, 2010. The Staff expressed concern that the $450,000 in revenues received from Global Universal Pictures, Inc. (“GUP”), and recognized by the Company in 2010, was not appropriately recognized as the cash was received from an affiliated party and subsequently re-invested into a special purpose entity formed by the affiliated party to fund production of the films.

The Company disagreed with the Staff’s position in as much as each payment received was in exchange for the sale of a valuable asset (i.e., the intellectual property rights underlying the film), and the subsequent decision to invest in the production of the film was in exchange for separate valuable consideration (i.e., the exclusive sales rights to the films).

In late July, 2011, after further discussion and consideration, the Company acquiesced to the Staff’s position and will restate its consolidated statement of revenues and the related financial statements for the year ended December 31, 2010, by eliminating revenue of $450,000.  In the future, revenue will be booked as the investment in each film is repaid.

The restatement of revenue for 2010 is expected to be finalized by the Company and its independent auditor in the third quarter of 2011, and will be included in an amended annual report on Form 10-K to be filed shortly thereafter. In addition, the Company plans to voluntarily restate its financial reports on Form 10-Q for the quarterly periods ended March 31, 2011, and June 30, 2011.

Until such time as these reports are filed, investors should not rely on the financial statements contained in the Company’s annual report on Form 10-K for the year ended December 31, 2010, or the quarterly reports on Form 10-Q for the periods ended March 31, 2011 and June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Entertainment Holdings Inc.

By: /s/ Gary Rasmussen
        Gary Rasmussen
        Chief Executive Officer
Dated:  September 16, 2011